RUDDICK CORPORATION
               GRANT AGREEMENT FOR NONSTATUTORY STOCK OPTION


    THIS GRANT AGREEMENT is made and entered into as of the 21st day of November, 1996, by and between Ruddick Corporation, a North Carolina corporation (the "Corporation") and
Edwin B. Borden, Jr. of GOLDSBORO, NORTH CAROLINA (the "Optionee").

                               * * * * * *

    WHEREAS, Optionee was a Director of the Corporation or one of its subsidiaries (a Director ) on November 21, 1996 but was not then employed by the Corporation or one of its subsidiaries; and

    WHEREAS, all Directors of the Corporation who were not employed by the Corporation or one of its subsidiaries on November 21, 1996 were granted Nonstatutory Stock Options on that date by a resolution of the Board of Directors (the Board );

    NOW, THEREFORE, the Corporation and Optionee agree as follows:

    1. Subject to the terms and conditions set forth herein, the Corporation grants to Optionee, during the seven (7) year period commencing on the date first above written and ending on the date which is seven (7) years thereafter (hereinafter called the "Option Period"), the right to purchase from the Corporation (hereafter referred to as the Option ) at a price of $13.1875 per share, up to but not exceeding in the aggregate One Thousand (1,000) shares of the Corporation's common stock (the "Common Stock"), which Option may be exercised in whole or in part, from time to time during the Option Period, subject to the terms and provisions of this Grant Agreement.

    2. The Option granted to the Optionee hereunder may not be exercised after the expiration of the Option Period; provided, however, that the Option shall be subject to termination before the expiration of the Option Period as provided in Sections 3(b), 3(c) or 3(d) hereof.

    3. The Option hereby granted shall terminate and be of no force or effect upon the first to occur of the following events:

         (a)  The expiration of the Option Period;

         (b) Except as set forth in Section 3(c) or 3(d) hereof, the expiration of three months after the Optionee ceases to be a Director;

         (c) If the Optionee ceases to be a Director by reason of the Optionee's death or Disability (defined as an injury or illness resulting in the inability of an Optionee to engage in his profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months), the expiration of one (1) year after such date of death or Disability (during which such one (1) year period the Option may be exercised (to the extent otherwise exercisable) by the Optionee (in the case of Disability) or the person to whom the Optionee's rights hereunder shall have passed by will or by the laws of descent and distribution); or

         (d) If the Optionee dies after he ceases to be a Director but within the Option Period, the expiration of one (1) year after such date of death (during which such one (1) year period the Option may be exercised (to the extent otherwise exercisable) by the person to whom the Optionee's rights hereunder shall have passed by will or by the laws of descent and distribution).

    4. The Option hereby granted shall be exercised by an Optionee by written notice (signed by the Optionee or the Optionee's successors) delivered to the Corporation at its offices at 2000 Two First Union Center, Charlotte, North Carolina 28202, from time to time, on any business day, specifying the whole number of shares the Optionee then desires to purchase and containing the representation that it is the Optionee's current intention to acquire the shares being purchased for investment and not for resale. Payment in full of the option price of such shares must be made at the time the option is exercised and payment may be made in cash for an amount in U.S. dollars equal to the option price of such shares. Payment may also be made in shares of Common Stock of the Corporation previously held by Optionee or by combining cash and shares previously held. Payment in shares may be made with shares received upon the exercise or partial exercise of the Option hereby granted, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to Optionee. Shares of Common Stock previously held by the Optionee, and surrendered in accordance with rules and regulations adopted by the Compensation and Stock Option Committee of the Board (the Committee ) for the purpose of making full or partial payment of the Option price, shall be valued for such purpose at the Fair Market Value (as that term is defined in the Ruddick Corporation 1995 Comprehensive Stock Option Plan) thereof on the date the Option is exercised. As soon as practicable after said notice shall have been received, the Corporation shall deliver to the Optionee a stock certificate registered in the Optionee's name representing the Option shares.

    5. The Option granted hereunder is a nonstatutory option and is not intended to qualify for tax treatment under Section 422 of the Internal Revenue Code of 1986 (the Code ).

    6. Whenever the word "Optionee" is used in any provision of this Grant Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom the Option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

    7. Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any shares as to which the Option shall not have been exercised and payment made as herein provided and a stock certificate for such shares actually issued to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

    8. In addition to and notwithstanding anything to the contrary contained herein, in the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or (iii) in the absence of a prior expression of approval of the Board, the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Act, other than a person, or group including a person, who beneficially owned, as of the date of this Grant, more than 7% of the Corporation's securities; then, the Option granted hereunder shall remain exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Option and the option price, and shall remain exercisable for the remainder of the Option Period, unless terminated earlier pursuant to Section 3(b), 3(c) or 3(d),
regardless of any provision contained herein   limiting the exercisability of
the Option or any portion thereof for any length of time, but subject to all of the terms hereof not inconsistent with this paragraph.

    The existence of the Option shall not affect in any way the right or power of the Corporation or its subsidiaries to make adjustments, reclassifications, reorganizations or other changes in the Corporation's capital structure or its business, or to issue any bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

    9. Anything in this Grant Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction in the premises, shall require either the Corporation or Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken; the Corporation shall be under no obligation to take such action; and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to the Optionee any consideration tendered in respect of the exercise price.

    10. This Grant Agreement shall be administered by the Committee which shall consist of not fewer than two members of the Board who shall be appointed by the Board. Subject to the express provisions of this Grant, including the restrictions applicable to the Board as set forth in Section 14 hereof, the Committee shall have complete authority, in its discretion, to modify or amend the Option granted hereunder or this Grant Agreement or to waive any restrictions or conditions applicable to the Option or the exercise thereof or to cancel or annul this Grant Agreement; provided, however, that no such amendment, modification, cancellation or annulment may, without the consent of the Optionee, adversely affect the Optionee s rights under the Option and this Grant Agreement; and provided further, that the Committee may not reduce the exercise price of the Option below the original exercise price of such Option. The Committee shall also have complete authority to interpret this Grant Agreement, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of this Grant Agreement, and to make all other determinations necessary or advisable for the administration of this Grant Agreement. The Committee's determinations on the matters referred to in this section shall be conclusive and binding upon all persons including, without limitation, the Corporation and its subsidiaries, the Committee and each of the members thereof, and the Directors, officers and employees of the Corporation and its subsidiaries, the Optionee and their respective successors in interest.

    11. Nothing contained in this Grant Agreement shall interfere in any way with the right of the Corporation or its shareholders, as applicable, to release or retain the Optionee in his or her status as director or to make additional grants to the Optionee at any time thereafter.

    12. The Option granted hereunder the shall not be transferable by the Optionee other than by will, or, if he or she dies intestate, by the laws of descent and distribution of the state of his or her domicile at the time of his or her death. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee.

    13. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Corporation, at 2000 Two First Union Center, Charlotte, North Carolina 28282, or at such other address as the Corporation, by notice to the Optionee, may designate in writing from time to time; to the Optionee, at the Optionee's address as shown herein, or at such other address as the Optionee, by notice to the Corporation, may designate in writing from time to time.

    14. This Grant Agreement may be amended, modified, discontinued or terminated at any time by the Board as deemed in the best interests of the Corporation; provided, however, no such amendment or modification shall (i) materially increase the benefits accruing to the Optionee, (ii) increase the number of shares which may be issued pursuant to the Option, or (iii) without the consent of the Optionee, reduce the amount of any benefit or adversely change the terms and conditions of the Option. Furthermore, to the extent necessary and desirable to comply with any applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted, shareholder approval of any amendment of this Grant Agreement shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation.

    15. This Grant Agreement represents the entire and complete agreement between the Corporation and the Optionee.









                      [Signatures on following page]

    IN WITNESS WHEREOF, the Corporation has caused this Grant Agreement to be executed by its duly authorized officer, and Optionee has hereunto set Optionee's hand and seal, all on the day and year first above written.

                             RUDDICK CORPORATION


Attest                       By:/S/ R. N. BRIGDON
                             Title:  Vice President - Finance
/S/ D. B. WILLIFORD
Title:  Secretary

(Corporate Seal)


                             OPTIONEE:


                             /S/ EDWIN B. BORDEN, JR.    (SEAL)

                             Address

                             801 N. William Street
                             Goldsboro, NC  27530